CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 10, 2025, relating to the financial statements of GoldenTree Opportunistic Credit Fund, which appear in such Registration Statement. We also consent to the reference to us under the headings “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

June 10, 2025